                                                                   EXHIBIT 10.16

                                LEASE AGREEMENT
                                    BETWEEN
           THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
                                      AND
                                 SPACEHAB, INC.

                                                          Table of Contents
                                                          -----------------
              SECTION                                                                                       PAGE
              -------                                                                                       ----
                 1.        DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 2.        LEASE TERM   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 3.        BASIC RENTAL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 4.        BASIC RENTAL ESCALATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 5.        SECURITY DEPOSIT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 6.        LANDLORD'S OBLIGATIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 7.        IMPROVEMENT OF THE PREMISES  . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 8.        OPERATING EXPENSES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 9.        USE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 10.       TENANT'S REPAIRS AND ALTERATIONS   . . . . . . . . . . . . . . . . . . . . . . .   7
                 11.       ASSIGNMENT AND SUBLETTING  . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 12.       INDEMNITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 13.       SUBORDINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 14.       RULES AND REGULATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 15.       INSPECTION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 16.       CONDEMNATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 17.       FIRES OR OTHER CASUALTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 18.       HOLDING OVER   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 19.       TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 20.       EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 21.       REMEDIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 22.       SURRENDER OF PREMISES .  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 23.       ATTORNEYS' FEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 24.       INTENTIONALLY OMITTED  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 25.       MECHANICS' LIENS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 26.       WAIVER OF SUBROGATION; INSURANCE   . . . . . . . . . . . . . . . . . . . . . . .  14
                 27.       INTENTIONALLY OMITTED  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 28.       BROKERAGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 29.       ESTOPPEL CERTIFICATES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 30.       NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 31.       FORCE MAJEURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 32.       SEVERABILITY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 33.       AMENDMENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 34.       QUIET ENJOYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 35.       LIABILITY OF TENANT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 36.       LANDLORD LIABILITY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                LEASE AGREEMENT
                                    BETWEEN
           THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
                                      AND
                                 SPACEHAB, INC.

                                                          Table of Contents
                                                          -----------------
                 SECTION                                                                                    PAGE
                 -------                                                                                    ----
                 37.       CERTAIN RIGHTS RESERVED BY LANDLORD  . . . . . . . . . . . . . . . . . . . . . .  17
                 38.       FINANCIAL STATEMENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 39.       NOTICE TO LENDER   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 40.       MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 41.       ADDITIONAL RENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 42.       ENTIRE AGREEMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 43.       LEGAL PROCEEDINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 44.       LAWS AND REGULATIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 45.       AMERICANS WITH DISABILITIES ACT ("ADA")  . . . . . . . . . . . . . . . . . . . .  18
                 46.       ENVIRONMENTAL PROTECTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 47.       PARKING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 48.       TENANT ACCESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 49.       THE NEW PREMISES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 50.       FIRST RIGHT OF OFFER   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 51.       EXHIBITS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

                                LEASE AGREEMENT
                                    BETWEEN
           THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
                                      AND
                                 SPACEHAB, INC.


                                   DATA SHEET


This Data Sheet is an integral part of this Lease and all of the terms hereof are incorporated into this Lease in all respects. In addition to the other provisions which are elsewhere in this Lease, the following, whenever used in this Lease, shall have the meanings set forth in this Data Sheet.

(a)              Premises                        Suite No. 360 in the Building, generally outlined on the floor plan attached hereto as Exhibit A (Section l(n)).

(b)              Area of Premises                Approximately 7,757 rentable square feet on the and New Premises third (3rd) floor of the West Building (Exhibit A and Section 1(n)), and, on Substantial Completion,
                                                 an additional 1,955 rentable square feet also on the third (3rd) floor of the West
                                                 Building.

(c)              Building                        The Concourse, located at 1593-95 Spring Hill Road, Vienna, Virginia (Section
                                                 1(e)).

(d)              Basic Rental for                $20.50 per rentable square foot per year payable in equal monthly Premises installments of $13,251.54, subject to adjustment as herein provided (Sections 1(b)
                                                 and 3).

(e)              Annual Basic                    $159,018.50 (Section 3).
                 Rental for
                 Premises

(f)              Annual Basic                    Three percent (3%) of the escalated Basic Rental then in effect Rental Escalation
                                                 (Section 4).

(g)              Additional Rent                 See Section 41.

(h)              Lease Term                      Five (5) years and zero (0) months, commencing on the Commencement Date (Sections
                                                 1(k) and 2).

(i)              Commencement Date               See Section 1(f).

(j)              Building Operation              Monday through Friday, 8:00 a.m. to 6:00 p.m. and Saturday, 8:00 a.m. to
                 Hours                           1:00 p.m.

(k)              Permitted Use                   Any general business office purposes and for no other purpose (Sections 1(m) and
                                                 9).

(l)              Tenant's                        2.26% (See Section 1(u)), to be adjusted to 2.83% on Substantial Completion of
                 Proportionate Share of          the New Premises.
                 Basic Cost and
                 Real Estate Taxes

(m)              Tenant's Proportionate          27 spaces, calculated at 3.5 per 1000 rentable square feet (Section 47), with
                 Share of Parking                Tenant receiving an additional 7 on Substantial Completion of the New Premises.
                 Spaces



(n)              Brokers Involved                Compass Management and Leasing, Inc. and The Carey Winston Company

(o)              Security Deposit                See Section 1(p) and 5.

(p)              Notices                         If to Landlord:

                                                 The Equitable Life Assurance Society of the United States
                                                 c/o Compass Management and Leasing, Inc.
                                                 1595 Spring Hill Road, Suite 110
                                                 Vienna, Virginia 22182
                                                 if to Tenant:
                                                 At the Premises.


                                LEASE AGREEMENT

         THIS LEASE AGREEMENT is entered into as of the 30 day of Nov. 1995, between THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES (hereinafter called "Landlord"), whose address for purposes hereof is 1595 Spring Hill Road, Suite 110, Vienna, Virginia 22182 and SPACEHAB, INC., a Washington corporation (hereinafter called "Tenant"), whose address for purposes hereof is the Premises.

         1.        DEFINITIONS.

                   (a) "Basic Cost": The actual costs incurred by the Landlord in operating and maintaining the Building and the Land during each calendar year of the Lease Term for which Landlord has not been reimbursed by insurance proceeds, condemnation awards or otherwise.

                   Such costs shall include, by way of example rather than of limitation, (i) real property, front-foot benefit, metropolitan district and other similar taxes, including any taxes imposed on leases or income generated thereon (exclusive of federal and state income and franchise taxes) or public or private assessments, general or special, ordinary or extraordinary, foreseen or unforeseen (other than Lease Taxes) levied against the Building or the Land;
(ii) charges or fees for, and taxes on, the furnishing of electricity, water, sewer service, gas, fuel, or other utility services to the Building and the Land; (iii) costs of providing elevator, janitorial and trash removal service, restriping, resurfacing, maintaining and repairing all walkways, roadways and parking areas on the Land, security costs, and cost of maintaining grounds, common areas and mechanical systems of the Building and the Land; (iv) all other costs of maintaining and repairing any or all of the Building or Land;
(v) all costs reasonably allocated by Landlord to the common areas of the Building and the Land in a multi-building development; (vi) charges or fees for any necessary governmental permits and licenses; (vii) management fees, overhead and expenses reasonably related to management of the Building (including salaries for personnel directly responsible for management of the Building); (viii) premiums for hazard, liability, workmen's compensation or similar insurance upon any or all of the Building and the Land; (ix) costs arising under service contracts with independent contractors; and (x) the cost of any other items which, under generally accepted accounting principles consistently applied from year to year with respect to the Building or the Land, constitute operating or maintenance costs attributable to any or all of the Building or the Land.

                   Such costs shall not include (i) the expense of principal and interest payments made by the Landlord pursuant to the provisions of any mortgage or deed of trust covering the Building or the Land; (ii) any deduction for depreciation of the Building taken on the landlord's income tax returns;
(iii) salaries or other compensation of any personnel whose salaries are covered by a management fee (except that the Building Engineer salary shall be a Basic Cost and shall not be covered by the management fee); (iv) ground rent payments and any other charges or payments arising under any ground lease; (v) legal fees for negotiating leases or enforcing the lease obligations of other tenants in the Building; (vi) any costs for capital items used for the common areas, except as otherwise provided in this Section; (vii) real estate brokerage fees and commissions; or (viii) the cost of capital improvements made to the Building, other than capital improvements, modifications or equipment required by federal, state or local ordinance, rule, regulation or law or determined by Landlord in good faith to result in savings or reductions in Basic Cost generally, in which case the cost thereof shall be included in Basic Cost for the calendar year in which the cost shall have been incurred and in subsequent calendar years, on a straight line basis, such items will be amortized over an appropriate period, in accordance with Generally Accepted Accounting Principles, and with an appropriate reasonable interest factor selected in good faith by Landlord. If Landlord shall have leased any such items of capital equipment designed to result in savings or reductions in Basic Cost, then the rental and other costs paid pursuant to such leasing shall be included in Basic cost for each calendar year in which they shall have been incurred.

                   In determining Basic Cost, where less than 95% of the Building's rentable square footage is occupied during all or any part of a year, those items of the Basic Cost which vary according to occupancy, such as electricity and janitorial services, shall be increased to that amount which would have been incurred had the Building been 95% occupied during the entire year.

                   (b) "Basic Rental": $20.50 per rentable square foot per year payable in equal monthly installments of $13,251.54, subject to adjustment as herein provided.

                   (c) "Base Real Estate Taxes": The Real Estate Taxes for the Building and the Land, payable in the calendar year 1996.

                   (d) "Base Year Stop": The Basic Cost incurred during the calendar year 1996 divided by the number of rentable square feet in the Building.

                   (e) "Building": The office building which has been constructed on land located at 1593-1595 Spring Hill Road, Vienna, Virginia, and known as the Concourse.

                   (f) "Commencement Date": The earlier of: (i) the date of Substantial Completion or (ii) the date the Tenant or any one claiming under or through the Tenant first occupies the Premises or any portion thereof. The

Anticipated Commencement Date for the Premises is February 1, 1996, and for the New Premises is November 1, 1996.

                 (g) "Event of Default": As defined in Section 20 of this Lease.

                 (h)         "Excess": As defined in Section 8 of this Lease.

                 (i) "Land": The entire tract of land on which the Building is located and upon which other buildings are located which have shared common facilities, and subject from time to time, to (i) increase through the acquisition of adjoining properties, and (ii) reduction through the sale or transfer by Landlord or the reservations of any such property from the development of which the Building is a part.

                 The term Land shall also include any property that must be maintained by Landlord due to the existence of any public or private easement.

                 (j) "Landlord's Contractor": As defined in Section 7(d) of this Lease.

                 (k) "Lease Term". The period commencing on the Commencement Date and continuing for five (5) years and zero (0) months thereafter; provided, however, if the term of this Lease commences on a date other than the first day of a calendar month, the Lease Term shall consist of, in addition to the number of years and months provided above, the remainder of the calendar month during which this Lease is deemed to have commenced.

                 (l) "New Premises": 1,955 rentable square feet of space adjoining the Premises, which Tenant will lease from Landlord upon Substantial Completion of such space, all as more specifically outlined in
Section 49 herein.

                 (m) "Permitted Use": General business office purposes and for no other purpose, subject to the provisions of Section 9.

                 (n) "Premises": Suite No. 360 in the Building, generally outlined on the floor plan attached hereto as EXHIBIT A and consisting of approximately 7,757 rentable square feet. The Premises shall be measured in accordance with the Washington, D.C. Association of Realtors Standard Method of Measurement for Office Buildings, and may be confirmed by Tenant's architect, at Tenant's expense. Upon Substantial Completion of the New Premises, the Premises shall be deemed to include the New Premises.

                 (o) "Rules and Regulations" The Landlord's rules and regulations sent to Tenant in writing from time to time, as amended or substituted for from time to time, the current form of which is attached hereto as Exhibit C.

                 (p)         "Security Deposit": $53,006.16.

                 (q) "Special Tenant Work": As defined in Section 7(d) of this Lease.

                 (r) "Standard Tenant Work": As defined in Section 7(d) of this Lease.

                 (s) "Substantial Completion": The date when the work to be performed by Landlord in the Premises, or New Premises as applicable, in accordance with this Lease shall have been substantially completed, notwithstanding that certain details of construction, mechanical adjustment or decoration remain to be performed, the noncompletion of which would not materially interfere with the Tenant's use of the Premises or the New Premises.

                 For purposes of determining the date of Substantial Completion, in the event of: (i) changes in the work to be completed by Landlord in readying the Premises or New Premises for Tenant's occupancy, which changes have been requested by Tenant after the approval by Landlord and Tenant of the Tenant Plans; (ii) delays, not caused by Landlord, in furnishing materials or procuring labor required by Tenant for installations or work in the Premises or New Premises which are not encompassed within Standard Tenant work; (iii) any failure by Tenant, to furnish any required plan, information, approval or consent (including, without limitation, the Tenant Plans) within the required period of time, or any failure to cooperate with Landlord in the preparation of the Tenant Plans; or (iv) the performance of any work or activity in the Premises or New Premises by Tenant or any of its employees, agents or contractors, the Premises or New Premises, as applicable, shall be deemed to be Substantially Complete as of the date the Premises or New Premises would otherwise have been Substantially Complete absent such delay. The decision of Landlord's architect shall be finally determinative of the date of Substantial Completion.

                 (t) "Tenant Plans": As defined in Section 7(a) of this Lease.

                 (u)         "Tenant's Proportionate Share for Basic Cost":
2.26%. Such percentage is equal to a fraction, the numerator of which equals the number of rentable square feet within the Premises and the denominator of which equals the total number of rentable square feet in the Building. Tenant's Proportionate Share for Basic cost shall increase to 2.83% on Substantial Completion of the New Premises.

                        (v) "Tenant's Proportionate Share for Real Estate Taxes": 2.62%. Such percentage is equal to a fraction, the numerator of which equals the number of rentable square feet within the Premises and the denominator of which equals the total number of rentable square feet in the Building. Tenant's Proportionate Share for Real Estate Taxes shall increase to 2.83% on Substantial Completion of the New Premises.

                 2.     LEASE TERM.

                        (a) Landlord, in consideration of the rent to be paid and the other covenants and agreements to be performed by Tenant and upon the terms hereinafter stated, does hereby lease, demise and let unto Tenant the Premises, as defined herein and generally outlined on the floor plan attached hereto as EXHIBIT A, commencing on the Commencement Date and ending, without the necessity of notice from either party to the other, such notice being expressly waived, on the last day of the Lease Term, unless sooner terminated as herein provided.

                        (b) If the Landlord shall be unable to tender possession of the Premises on the Anticipated Commencement Date, the Landlord shall not be liable for any damage caused thereby, nor shall this Lease be void or voidable by Tenant, but in such event, unless the delay results (i) from failure of Tenant to provide plans or otherwise perform in accordance with the requirements of the Lease or (ii) from any delay in Landlord's ability to tender possession of the Premises caused by Tenant, no rental shall be payable by Tenant prior to actual tender to Tenant of possession of the Premises.

                        (c) By occupying the Premises, Tenant shall be deemed to have accepted the same as suitable for the purpose herein intended and to have acknowledged that the Premises comply fully with Landlord's obligations, with the exception of any latent structural defects or "punch list" type items in the Tenant Plans which may not have been completed. Tenant agrees that its failure to deliver to Landlord such a written "punch list" within five (5) days of occupancy shall be conclusive proof that no such items exist. Within five
(5) business days of delivery to Tenant by Landlord, Tenant agrees to execute and return to Landlord a letter prepared by Landlord confirming the Commencement Date, a copy of which is attached hereto as EXHIBIT B, certifying that Tenant has accepted delivery of the Premises and that the condition of the Premises complies with Landlord's obligations hereunder, subject to any "punch list" items in the Tenant Plans which may not have been completed.

                 3.     BASIC RENTAL.

                        (a) Tenant promises and agrees to pay Landlord the Basic Rental (subject to adjustment as hereinafter provided) without demand, notice, deduction, recoupment, counterclaim or set-off, for each month of the entire Lease Term. The first monthly installment shall be due and payable upon execution of this Lease. The Basic Rental for each subsequent month shall be paid in advance beginning on the first day of the calendar month following the expiration of the first calendar month of the Lease Term and continuing thereafter on or before the first day of each succeeding calendar month during the term hereof; provided, however, that Basic Rental for the second calendar month shall be prorated based on one-three hundred sixtieth (1/360th) of the current annual Basic Rental for each day of the first partial month, if any, this Lease is in effect and shall be due and payable as aforesaid.

                        (b) In the event any installment of the Basic Rental, or any other sums which became owing by Tenant to Landlord under the provisions hereof, are not received within five (5) business days after the due date thereof (without in any way implying Landlord's consent to such late payment), Tenant shall pay, in addition to such installment of the Basic Rental or such other sums owed, and not as a penalty, additional rent in the form of a late payment charge equal to five percent (5%) of such monthly installment of the Basic Rental or such other sums owed for each month or part thereof such payment is overdue. Notwithstanding the foregoing, the foregoing late charges shall not apply to any sums which may have been advanced by Landlord to or for the benefit of Tenant pursuant to the provisions of this Lease, it being understood that such sums shall bear interest from the date of the advance until paid in full, which Tenant hereby agrees to pay to Landlord, at the rate of fourteen percent (14%) per annum or the highest rate permitted by law, whichever is less.

                 4.     BASIC RENTAL ESCALATION.

                        The Basic Rental shall be increased annually, effective on each anniversary of the first (1st) day of the first full month after the Commencement Date during the term hereof if the Commencement Date is on a day other than the first (1st) day of the month, or on the anniversary of the Commencement Date if the Commencement Date is on the first (1st) day of the month, by an amount equal to three percent (3%) of the escalated Basic Rental then in effect, payable as follows:

                 Year        Annualized Rent                      Monthly Rent
                 ----        ---------------                      ------------
                 1           $159,018.50                          $13,251.54
                 2           $163,798.05                          $13,649.09
                 3           $168,702.73                          $14,058.56
                 4           $173,763.81                          $14,480.32
                 5           $178,976.72                          $14,914.73

                 5.     SECURITY DEPOSIT.

                        The Security Deposit, which shall be paid upon execution of this Lease, shall be held by Landlord in a federally insured banking or savings institution, as security for the performance by Tenant of Tenant's covenants and obligation under the Lease. The Security Deposit shall accrue interest, for Tenant's benefit, at the passbook rate of interest paid by such institution from time to time during the term of the Lease. The Security Deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. Upon the occurrence of any Event of Default by Tenant, and such Event of Default continues for fifteen
(15) days after written notice from Landlord (which notice may be given simultaneously with any other notice to which Tenant is entitled under the Lease), Landlord may, from time to time in its sole discretion, without prejudice to any other remedy, use and apply the Security Deposit to the extent necessary to make good any arrearages of rent and any other damage, injury, expense or liability suffered by Landlord by such Event of Default. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand as additional rent the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not then in default hereunder, any remaining balance of the Security Deposit, together with any interest accrued thereon, shall be returned by Landlord to Tenant within a reasonable period of time after the termination of the Lease and (i) Tenant shall have surrendered the entire Premises to Landlord, (ii) Landlord shall have inspected the Premises after such vacation, and (iii) Tenant shall have complied with all of the terms, conditions and covenants in the Lease. If Landlord transfers its interest in the Premises during the Lease Term, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit.

                 6.     LANDLORD'S OBLIGATIONS.

                        (a) Subject to the limitations hereinafter set forth, Landlord agrees, while Tenant is occupying the Premises and provided an Event of Default by Tenant has not occurred, to furnish to Tenant: (i) facilities to provide water at those points of supply both within the Premises and those provided for general use of tenants of the Building; (ii) facilities to provide a supply of electrical current reasonably necessary for general business office use and occupancy of the Premises and electric lighting and a supply of electrical current to the common areas of the Building; (iii) heating and refrigerated air conditioning in season; and (iv) elevator and janitorial service to the Premises, all such services to be provided in scope, quality and frequency to those services being customarily provided by landlords in comparable office buildings in the surrounding area. Heating, ventilation and air conditioning requirements and standards under this Lease shall be subject, however, to such regulations as the Department of Energy or other local, state or federal governmental agency, Board or commission shall adopt from time to time. In addition, Landlord agrees to maintain the public and common areas of the Building, such as lobbies, stairs, corridors and restrooms, in reasonably good order and condition; provided, however, that Tenant shall reimburse Landlord, upon demand, for all repairs and additional maintenance resulting from damages to such public or common areas caused by Tenant, or its employees, agents or invitees. Landlord reserves the right, exercisable without notice and without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession of the Premises, or giving rise to any claim by Tenant for setoff or abatement of rent, to decorate and to make repairs, alterations, additions, modifications, changes or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space and corridors in the Building and to interrupt or temporarily suspend Building services and facilities. Landlord shall use reasonable efforts not to materially interfere with the operation of Tenant's business while decorating or making such repairs pursuant to this subsection.

                        (b) If Landlord, to any extent, falls to make available any of the services to be provided by Landlord expressly set forth above or if any slowdown, stoppage or interruption of, or any change in the quantity, character or availability of, the services to be provided by Landlord expressly set forth above occurs, such failure or occurrence shall not render Landlord liable in any respect for damages to either person, property or business, nor be construed as an eviction of Tenant or work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any equipment or machinery furnished by Landlord break down or for any cause beyond Landlord's reasonable control cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for abatement of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom; provided, however, that if
(i) any such services are not furnished to the Premises for ten (10) or more consecutive days after Landlord receives notice from Tenant, (ii) the Premises are thereby rendered untenable, and (iii) the Landlord is not diligently pursuing a cure of such interruption, then commencing with the eleventh (11th) day after Landlord receives such notice, the Basic Rental shall be abated until the Premises are again tenable.

                 7.     IMPROVEMENT PREMISES.

                        (a) Landlord and Tenant agree to comply with the following schedule in buildout of the Premises:

                             (i)    Landlord has prepared, and Tenant has
approved a Space Plan for the Premises dated November 1, 1995. Any modifications to the space Plan made after such date shall be made at Tenant's expense and, if delay in occupancy occurs as a result of such modifications, Tenant shall be liable to Landlord for Basic Rental attributable to each day beyond the Anticipated Commencement Date that delivery of the Premises is delayed.

                             (ii)   Landlord shall prepare and deliver to
Tenant detailed floor plan layouts, together with working drawings and written instructions sufficiently detailed to enable Landlord to let firm contracts (herein called "Tenant Plans") with respect to and reflecting the partitions and improvements in the Premises. Tenant shall fully and completely cooperate with Landlord in the preparation of the Tenant Plans, shall promptly respond to Landlord's requests for information and approvals within three (3) business days after inquiry, and shall use its best efforts to assist Landlord to complete the Tenant Plans as soon as possible. Tenant agrees to deliver to Landlord, not later than three (3) business days after delivery of the Tenant Plans to Tenant, an original executed copy of the Tenant Plans approved by Tenant; provided, however, if Tenant, in good faith, reasonably objects to any aspect of the Tenant Plans submitted by Landlord, Tenant shall specify in detail any objection to such Tenant Plans as submitted to Tenant in a written notice to Landlord within such 3-day period. Landlord shall, if applicable, modify such Tenant Plans to address Tenant's written objections, and submit new Tenant Plans to Tenant for approvals. Notwithstanding the foregoing, the Tenant Plans shall remain subject to Landlord's review and approval, which approval shall not be unreasonably withheld, and shall be deemed modified to take account of any changes reasonably required by Landlord. If Tenant fails to timely deliver the Tenant Plans as required herein or makes modifications to the Tenant Plans after the deadlines provided in this subsection, Tenant shall
(1) pay to Landlord all reasonable expenses incurred by Landlord due to Tenant's modifications and/or delay in delivering the Tenant Plans; and (2) pay to Landlord as additional rent a per diem Basic Rental charge for each day beyond the Anticipated Commencement Date that occupancy is delayed due to Tenant's failure to timely comply with the requirements in this Section.

                             (iii)  Time is of the essence as to all dates
provided in this subsection.

                        (b) Any changes to any approved Tenant Plans desired by Tenant shall be submitted in writing and in detail to Landlord and shall be subject to Landlord's consent, which consent shall not be unreasonably withheld.

                        (c) Landlord shall, in a good and workmanlike manner, diligently cause the Premises to be improved and completed in accordance with the Tenant Plans by "Landlord's Contractor" (as hereinafter defined). Landlord reserves the right however, (i) to make substitutions of material of equivalent grade and quality when and if any specified material shall not be readily and reasonably available, and (ii) to make changes necessitated by conditions met in the course of construction, provided that Tenant's approval of any substantial change shall first be obtained (which approval shall not be unreasonably withheld or delayed so long as there shall be general conformity with Tenant Plans).

                        (d) In the completion and preparation of the Premises in accordance with the Tenant Plans, Landlord agrees to perform at its own expense those items of work set forth on the schedules attached hereto as EXHIBIT D - Building Standard Materials and EXHIBIT E - Tenant Space Plan (herein collectively referred to as "Standard Tenant Work"), to the extent required by Tenant Plans. All work requested by or as a result of actions of Tenant to be performed by Landlord in addition to or in substitution for Standard Tenant Work is hereinafter referred to as "Special Tenant Work." All Special Tenant Work shall be furnished, installed and performed by Landlord, utilizing a general contractor or construction manager ("Landlord's Contractor") selected by Landlord (which may be an affiliate of Landlord or a partner in Landlord or an affiliate of a partner in Landlord) for and on behalf of Tenant and at Tenant's sole expense, based on Landlord's out-of-pocket contract or purchase price for materials, labor and service, including, without limit, any reasonable contractor's fee for the contractor's overhead and profit and charges for cutting, patching, cleaning up and removal of waste and debris, plus architects' and engineers, fees, plus the product obtained by multiplying all of the foregoing (as reduced by appropriate credits for substituted Standard Tenant Work) by fifteen percent (15%) for Landlord's expenses and profit in handling the substitution.

                        (e) Tenant shall pay Landlord as additional rent for all Special Tenant Work from time to time during the progress of the work, within five (5) days after Landlord shall have given Tenant an invoice or invoices therefor, in amounts representing Landlord's cost of such Special Tenant Work performed (including, for this purpose, material for Special Tenant Work purchased and delivered to the Building to the date of the invoice), less the amounts paid by Tenant on account.

         8.      OPERATING EXPENSES.

                 (a) During the term of this Lease, Tenant shall pay as additional rent an amount (per each square foot within the Premises) equal to the excess ("Excess") from time to time by which the per square foot Basic
Cost (which shall be calculated by dividing the Basic Cost by the total rentable square feet in the Building) exceeds the Base Year Stop. Landlord, at its option, may collect such additional rent for each calendar year in a lump sum, to be due and payable within thirty (30) days after Landlord furnishes to Tenant a statement of actual Basic Cost for the previous year, or, beginning with the first day of the thirteenth month following the Commencement Date, and on each January 1, thereafter, Landlord shall also have the option to make a good faith estimate of the Excess for each upcoming calendar year and may require the monthly payment of such additional rent equal to one-twelfth (1/12) of such estimate.

                 (b) By May 1 of each calendar year during Tenant's occupancy and the calendar year following termination of this Lease, or as soon thereafter as practical, Landlord shall furnish to Tenant a statement of Landlord's actual Basic Cost for the previous year. If for any calendar year additional rent collected for the prior year as a result of Landlord's estimate of Basic Cost is (i) in excess of the additional rent actually due during such prior year, then Landlord shall either credit such overpayment towards Tenant's estimated share of operating expenses for the next year or refund to Tenant any overpayment, or (ii) less than the additional rent actually due during such prior year, then Tenant shall pay to Landlord, on demand, any underpayment with respect to the prior year.

                 (c) Each statement furnished by Landlord to Tenant shall be conclusive and binding upon Tenant unless, within sixty (60) days after receipt of such statement, Tenant delivers to Landlord a written notice specifying the particular details for which such statement is claimed to be incorrect.
Pending the determination of such dispute, Tenant shall pay without delay the full amount of the additional rent payable by Tenant in accordance with each such statement that Tenant is disputing. Without limiting the preceding sentence, Tenant, or a certified public accountant acting as Tenant's agent, shall have the right, during Landlord's normal business hours and after reasonable notice, to inspect the books and records of Landlord applicable to the determination of any statement of any additional rent payable by Tenant for the purpose of verifying in good faith the information contained in such statement for a period of up to one year after the receipt of such statement by Tenant. In the event that Tenant's inspection discloses that Landlord's billings to Tenant for increased Operating Expenses exceeded by five percent (5%) the actual operating expenses attributable to Tenant, then Landlord shall refund the difference as noted in subsection (b) and will pay Tenant for the reasonable expense incurred for an independent third-party in performing such inspection, but in any event not more than $1,000.00.

                 (d) Should Tenant require any additional work or service, including but not limited to heating, ventilation and air conditioning ("HVAC") furnished outside Landlord's normal operating hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, 8:00 a.m. to 1:00 p.m., Saturday, excluding holidays, Landlord may, upon reasonable advance notice by Tenant, furnish such additional services at a charge of $50.00 per hour, subject to upward adjustment due to increases in utilities and wage expenses, it being agreed that the cost to the Landlord of such additional services shall not be considered or treated as Basic Cost.

                 (e) Landlord may, at any time in its sole discretion, require separate metering for gas, electric power or for any other utility service required by Tenant if such service is deemed by Landlord to be in excess of Building standard usage or for any other reason, in which case the cost of such metering shall be at Tenant's sole cost and expense, due and payable upon demand by Landlord, and in which event Tenant shall pay for all such utility service in excess of its normal and customary usage, as metered. For any utility services that are separately metered as prescribed herein, the amount of said services which had been included in the calculation of the Base Year Stop or the calculation of Basic Cost shall be excluded therefrom.

                 (f) Notwithstanding any expiration or termination of this Lease prior to the end of the Lease Term, Tenant's obligations to pay any and all additional rent pursuant to this Lease shall continue and shall cover all periods up to the expiration or termination date of this Lease. Tenant's obligation to pay any and all additional rent or other sums owing by Tenant to Landlord under this Lease shall survive any expiration or termination of this Lease.

         9.      USE.

                 Tenant shall use the Premises only for the Permitted Use. Tenant will not occupy or use the Premises, or permit any portion of the Premises to be occupied or used, for any business or purpose other than the Permitted Use or for any use or purpose which is unlawful, in part or in whole, disreputable in any manner, or extra hazardous, nor will Tenant permit anything to be done which shall in any way cause substantial noise, vibrations or fumes, or increase the rate of insurance on the Building or contents or cause any cancellation of any insurance policy covering the Building or any portion of its contents. In the event that there shall be any increase in the rate of insurance on the Building or contents created by Tenant's acts, omissions or conduct of business, Tenant hereby agrees to pay to Landlord the amount of such increase on demand. Tenant will conduct its business and control its agents, employees and invitees in such a manner as not to create any nuisance, nor interfere with or disturb the possession of other tenants or Landlord in the management of the Building. Tenant shall not, without the prior written consent of Landlord, paint, install lighting or decorations, which consent shall not be unreasonably withheld, or install any signs, window or door lettering or advertising media of any type on or about the Premises or any part thereof.

         10.     TENANT'S REPAIRS AND ALTERATIONS.

                 Tenant shall not in any manner deface or injure or make unapproved modifications of the Premises or the Building and will pay the cost of repairing any damage or injury done to the Premises or the Building or any part thereof by Tenant or Tenant's agents, employees or invitees. Tenant shall throughout the Lease Term take good care of the Premises and keep them free from waste and nuisance of any kind. Tenant agrees, at Tenant's sole cost and expense, to keep the Premises, including, without limitation, all fixtures installed by Tenant and any plate glass and special store fronts, in good condition and make all necessary non-structural repairs and replacements except those caused by fire, casualty, Landlord's willful misconduct or negligence, or acts of God covered by Landlord's fire insurance policy covering the Building. Such repairs and replacements shall be in quality equal to the original work and installation. If Tenant fails to make such repairs within fifteen (15) days after the occurrence of the damage or injury, Landlord may, at its sole option, make such repair, and Tenant shall, upon demand therefor, pay Landlord for Landlord's cost thereof plus fifteen percent (15%) for overhead costs.

                 Notwithstanding anything in the Lease to the contrary, Tenant will not make or allow to be made any alterations or physical additions in or to the Premises, including changes in locks on doors, plumbing, lighting, wiring or partitions, without the prior written consent of Landlord, such consent not to be unreasonably withheld or delayed, as long as the alterations or additions do not affect underlying life safety systems or common Building operating systems. All maintenance, repairs, alterations, additions or Improvements shall be conducted only by contractors or subcontractors approved in advance in writing by Landlord, it being understood that Tenant shall procure and maintain, and shall cause such contractors and subcontractors engaged by or on behalf of Tenant to procure and maintain, insurance coverage against such risks, in such amounts and with such companies as Landlord may require in connection with any such maintenance, repair, alteration, addition or improvement.

                 At the end or other termination of this Lease, Tenant shall deliver up the Premises with all improvements located therein in good repair and condition, reasonable wear and tear, fire, casualty and damage caused by Landlord's willful misconduct or negligence excepted, and shall deliver to Landlord all keys to the Premises. All alterations, additions or improvements (whether temporary or permanent in character) made in or upon the Premises by Landlord or Tenant shall be Landlord's property upon termination of this Lease and shall remain on the Premises without compensation to Tenant; provided, however, that if Landlord elects to have Tenant remove any alteration, addition, improvement or partition, Landlord shall make such election upon giving consent to such alteration, addition, improvement or partition.
Tenant shall then remove such alteration, addition, improvement or partition whether erected by Landlord or Tenant, and shall restore the Premises to its original condition by the date of termination of this Lease or upon earlier vacating of the Premises, except as provided herein. Landlord hereby elects to have any and all computer and/or telephone cables installed by Tenant or which may in the future be installed by Tenant, removed upon the termination of the Lease or upon Tenant's earlier vacating of the Premises. If Tenant fails to restore the Premises upon Landlord's request, Landlord shall have the right to perform such restoration and Tenant shall be liable for all costs and expenses incurred by Landlord therefor.

         11.     ASSIGNMENT AND SUBLETTING.

                 (a) Landlord's Prior Consent Required. Neither Tenant nor Tenant's representatives, successors and assigns nor any subtenant or assignee will assign, transfer, mortgage or otherwise encumber this Lease or sublet or rent (or permit the occupancy or use of) the Premises, or any part thereof, without obtaining the prior written consent of Landlord. Landlord's consent to assign this Lease or sublet the Premises will not be unreasonably withheld, provided Tenant satisfies all applicable provisions of subsection (b) below, nor shall any assignment or transfer of this Lease or the right of occupancy hereunder be effectuated by operation of law or otherwise without the prior written consent of Landlord. Any reasonable expenses incurred by Landlord with respect to the review and consent or denial of consent of the foregoing shall be paid by Tenant to Landlord as additional rent, and shall be due and payable with the monthly installment of rent when billed.

                 (b) Qualification of Assignee or Subtenant. Subject to the provisions of Section 11(c) hereof, Landlord shall not unreasonably withhold its consent hereunder to any assignment or sublease by Tenant, provided that (x) in the event of a sublease Tenant shall satisfy each of the following conditions prior to any such sublease becoming effective; and (y) in the event of an assignment, Tenant shall satisfy the conditions of subsections
(i), (ii), (iv), (v) and (vi) prior to any such assignment becoming effective:

                          (i)   Tenant must first notify Landlord, in writing,
of any proposed assignment or sublease, at least thirty (30) days prior to the effective date of such proposed assignment or sublease. The notice to Landlord must include a copy of the proposed assignment or sublease and a copy of the proposed assignee's or subtenant's financial statement for its most recent fiscal year, prepared in accordance with generally accepted accounting principles and certified by a public accountant or an executive officer of the proposed assignee or subtenant.

                          (ii)  The assignee or subtenant must have a credit
rating is which better than or equal to that of Tenant, as reasonably determined by Landlord.

                          (iii)   The sublease must (A) be expressly subject
and subordinate to this Lease, (B) require that any subtenant comply with and abide by all of the terms of the Lease, and (C) provide that any termination of this Lease shall extinguish the sublease as well.

                          (iv)  The assignee or subtenant may not propose to
change the use of the premises to a purpose other than as stated in Section 9 hereof, may not be a place of public accommodation as defined under the Americans with Disabilities Act, nor conduct its business in a manner which, in Landlord's reasonable judgment, is not appropriate for comparable office buildings in the metropolitan Washington, D.C. area.

                          (v)   The assignee or subtenant may not be a tenant,
subtenant, or other occupant of any part of the Building, unless Landlord is unable to offer such occupant comparable space elsewhere in the Building.

                          (vi)  The Tenant may not be in default under this
Lease.

                          (vii) The sublease shall contain the following
clause:

                          "Underlying Lease Agreement. This Sublease and Subtenant's rights under this Sublease shall at all times be subject and subordinate to the underlying Lease identified in Paragraph _____ hereof, and Subtenant shall perform all obligations of Tenant under said Lease, with respect to the Sublease Premises. Subtenant acknowledges that any termination of the underlying Lease shall extinguish this Sublease. Landlord's consent to this Sublease shall not make Landlord a party to this Sublease, shall not create any privity of contract between Landlord and Subtenant or other contractual liability or duty on the part of the Landlord to the Subtenant, shall not constitute its consent or waiver of consent to any subsequent sublease or sub-sublease, and shall not in any manner increase, decrease or otherwise affect the rights and obligations of Landlord and Tenant under the underlying Lease, in respect of the Sublease Premises. Subtenant shall have no right to assign this Sublease or further sublet the Premises without the prior written consent of Landlord. Any term of this Sublease that in any way conflicts with or alters the provisions of the underlying Lease shall be of no effect as to Landlord and Landlord shall not assume any obligations as landlord under the Sublease and Tenant shall not acquire any rights under the Sublease directly assertable against Landlord under the underlying Lease. Tenant hereby collaterally assigns to Landlord this Sublease and any and all payments due to Tenant from Subtenant as additional security for Tenant's performance of all of its covenants and obligations under the underlying Lease, and authorizes Landlord to collect the same directly from Subtenant and otherwise administer the provisions of this Sublease, at the option of Landlord. Subtenant hereby consents to such collateral assignment of this Sublease to Landlord and agrees to observe its obligations created hereby."

                 (c) Landlord's Consent. Tenant shall have the right to assign the Lease or sublet the Premises or a portion thereof after first obtaining the written consent of Landlord as provided in Section 11(a) above. Upon receipt of Landlord's consent to such assignment or sublease, Tenant shall pay Landlord, within ten (10) days of receipt, one-half (1/2) of the amount of rent payable under such assignment or sublease in excess of the amount of rent payable by Tenant hereunder with respect to the Premises or, in the event of a sublease, that portion of the Premises sublet, offset by any direct expenses incurred by Tenant actually incurred in assigning the Lease or subleasing such portion of the Premises (amortized in equal monthly payments over the remaining term of the Lease, if assigned, or, if applicable, over the initial term of such sublease). Tenant covenants and agrees to provide Landlord with semi-annual statements, prepared and verified by a certified public accountant or executive officer of Tenant, stating the amount of rent or other consideration received by Tenant from its assignee or subtenant(s) during such semi-annual period. If such statement shows Tenant failed to make the full payment to Landlord required herein, a late charge equal to ten percent (10%) of the amount due shall be paid by Tenant to Landlord as additional rent, and shall be due and payable by the assignee or Tenant with the monthly installment of rent next becoming due.

                 (d) No Waiver or Release. The consent by Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from the terms of any covenant or obligation under this Lease, nor shall the collection or acceptance of rent from any such assignee, subtenant or occupant constitute a waiver or release of Tenant of any covenant or obligation contained in this Lease, nor shall any such assignment or subletting be construed to relieve Tenant from obtaining the consent in writing of Landlord to any further as assignment or subletting. Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord, at Landlord's option, in the event of any default by Tenant under the terms of this Lease.

                 (e) Subsidiary or Affiliate. Provided Tenant delivers notice to Landlord not less than thirty (30) days prior to any such assignment or sublease, Tenant may assign this Lease, or sublease all or part of the Premises, without the consent of Landlord, to:

                          (i)  any corporation that has the power to direct
Tenant's, management and operation with a net worth comparable to Tenant's, or any corporation whose management and operation is controlled by Tenant with a net worth comparable to Tenant's; or

                          (ii)  any corporation a majority of whose voting
stock is owned by Tenant; or

                          (iii)  any corporation in which or with which Tenant,
its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for merger or consolidation of corporations, so long as (A) the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving such merger or created by such consolidation and (B) the successor can demonstrate by balance sheets and other financial documentation submitted to Landlord that it is capable of servicing all of Tenant's financial obligations under this Lease.

         12.     INDEMNITY.

                 (a) Landlord shall not be liable for, and Tenant shall indemnify and save harmless Landlord, ground lessor, if any, and Landlord's managing agent, if any, from and against and from all fines, damages, suits, claims, demands, losses and actions (including reasonable attorneys' fees) for any injury to person (including death) or damage to or loss of property on or about the Premises caused by Tenant, its employees, contractors, subtenants, invitees or by any other person entering the Premises or the Building under the express or implied invitation of Tenant, or arising out of Tenant's use of the Premises. Landlord shall not be liable or responsible for any loss or damage to any property or death or injury to any person (including Tenant, its agents, employees or invitees) occasioned by theft, fire, act of God, public enemy, criminal conduct of third parties, injunction, riot, strike, insurrection, war, court order, requisition or other governmental body or authority, by other tenants of the Building or any other matter beyond the reasonable control of Landlord, or for any injury or damage or inconvenience to Tenant which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any cause whatever except Landlord's negligence or willful misconduct.

                 (b) Landlord hereby agrees to make no claim against Tenant, and will indemnify and save Tenant, its agents, employees and invitees harmless from any injury, damage or claim which shall be made against Tenant by any agent, employee, licensee or invitee of Landlord or by others claiming the right to be on or about the common areas for any injury, loss or damage to person or property occurring upon the common areas, unless due to Tenant's negligence or willful misconduct.

         13.     SUBORDINATION.

                 This Lease and all rights of Tenant hereunder shall be and are subject and subordinate at all times to any deeds of trust, mortgages, installment sale agreements and other instruments or encumbrances, as well as to any ground leases or primary leases, that now or hereafter cover all or any part of the Building, the Land or an interest of Landlord therein, and to any and all advances made on the security thereof, and to any and all increases, renewals, modifications, consolidations, replacements and extensions of any of such deeds of trust, mortgages, installment sale agreements, instruments, encumbrances or leases, as well as any substitutions therefor, all automatically and without the necessity of any further action on the part of Tenant to effectuate such subordination. Tenant shall, however, upon demand at any time or times execute, acknowledge and deliver to Landlord any and all instruments and certificates that in the reasonable judgment of Landlord may be necessary or proper to confirm or evidence such subordination. Notwithstanding the foregoing, if any mortgagee, trust beneficiary or ground lessor shall elect to have this Lease treated as if it became effective and Tenant had taken possession prior to the lien of its mortgage or deed of trust or prior to its ground lease, and shall give notice thereof to Tenant, this Lease shall be deemed to have become effective and Tenant's right to possession shall be considered prior to such mortgage, deed of trust, or prior to its ground lease whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. In the event any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure; in the event any ground lease to which this Lease is subordinate is terminated, Tenant shall attorn to the ground lessor. Tenant shall upon demand at any time execute, acknowledge and deliver to Landlord's mortgagee (including the beneficiary under any deed of trust) or other holder any and all instruments and certificates that in the judgment of Landlord's mortgagee may be necessary or proper to confirm or evidence such attornment. Notwithstanding the foregoing, Landlord shall make reasonable efforts to obtain a non-disturbance agreement from all mortgagees and beneficiaries of any deeds of trust now or hereafter placed on the Building, provided that the same can be obtained at no cost, expense, or liability to Landlord. Landlord shall, however, have no liability to Tenant as a result of its failure to obtain any non-disturbance agreement, provided that Landlord endeavored in good faith to obtain such an agreement.

         14.     RULES AND REGULATIONS.

                 Tenant and Tenant's agents, contractors, employees and invitees will comply fully with all requirements of the Rules and Regulations of the Building and related facilities, as specified in the Rules and Regulations now or hereafter sent by Landlord to Tenant. Landlord shall at all times have the right to change such rules and regulations to promulgate other Rules and Regulations in such manner as Landlord may deem advisable, in its reasonable discretion, for safety, care or cleanliness of the Building and related facilities or the Premises, and for preservation of good order therein, all of which Rules and Regulations, changes and amendments will be forwarded to Tenant in writing and shall be carried out and observed by Tenant. Any such promulgated Rules and Regulations shall be nondiscriminatory and shall apply fairly to all tenants of the Building. Tenant shall be responsible for compliance therewith by the agents, contractors, employees and invitees of Tenant.

         15.     INSPECTION.

                 Landlord or its officers, agents and representatives, and any ground lessor or mortgagee thereof, shall have the right to enter into and upon any and all parts of the Premises at all reasonable hours upon reasonable advance notice (or, in any emergency or for the purpose of performing routine maintenance, at any hour and without advance notice) to (a) inspect the Premises at any time (including the right to perform periodic environmental studies, audits and reports) (Landlord shall use reasonable efforts not to materially interfere with the operation of Tenant's business during any such inspections and shall use reasonable efforts to notify Tenant, except in emergency situations, of such inspections) (b) clean or make repairs or alterations or additions as Landlord may deem necessary (but without any obligation to do so, except as expressly provided for herein), or (c) show the Premises to prospective tenants, purchasers or lenders; and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof, nor shall such be deemed to be an actual or constructive eviction.

         16.     CONDEMNATION.

                 If the whole or, as determined by Landlord in its sole discretion, any substantial part of the Land or the Building should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Premises for the purpose for which they are being used, as determined by Landlord, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Land or the Building shall occur. If part of the Land or Building shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in the sentence above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be adjusted to reflect Tenant's new proportionate share of the Building. In the event of any such taking or private purchase in lieu thereof, Landlord and Tenant shall each be entitled to all remedies provided by law; provided, however, that any award paid to Tenant shall not detract from any award which Landlord is entitled to receive; and if Landlord's award is reduced to any extent as a result of any award to Tenant, then Tenant shall assign and pay over to Landlord the amount by which Landlord's award was so reduced.

         17.     FIRE OR OTHER CASUALTY.

                 In the event of damage to or destruction of the Premises or the Building, or the entrance and other common facilities necessary to provide normal access to the Premises, caused by fire or other casualty, Tenant shall provide immediate notice thereof to Landlord, and Landlord shall make repairs and restorations as hereafter expressly provided, unless this Lease shall be terminated by Landlord or unless any mortgagee which is entitled to receive casualty insurance proceeds fails to make available to Landlord a sufficient amount of such proceeds to cover the cost of such repairs and restoration.

                 If (i) the damage is of such nature or extent, in the judgment of Landlord's architect, that more than two hundred ten (210) consecutive days, after commencement of the work, would be required (with normal work crews and hours) to repair and restore the part of the Premises or Building which has been damaged, or (ii) a substantial portion of the Premises or the Building is so damaged that, in Landlord's sole judgment, it is uneconomic to restore or repair the Premises or the Building, as the case may be, Landlord shall so advise Tenant promptly; and Landlord or Tenant, for a period of ten (10) days thereafter, shall have the right to terminate this Lease by written notice to the other, as of the date specified in such notice, which termination date shall be no later than thirty (30) days after the date of such notice. In the event of such fire or other casualty, if this Lease is not terminated pursuant to the terms of this Section 17, and if (i) sufficient casualty insurance proceeds are available for use for such restoration or repair, and (ii) this Lease is then in full force and effect, Landlord shall proceed promptly and diligently to restore the Premises to its substantially similar condition prior to the occurrence of the damage, provided that Landlord shall not be obligated to repair or restore any alterations, additions or fixtures which Tenant or any other tenant may have installed unless Tenant, in a manner satisfactory to Landlord, assures payment in full of all costs which may be incurred by Landlord in connection therewith. Landlord shall not insure any improvements or alterations to the Premises in excess of Standard Tenant Work (unless such improvements or alterations become fixtures), equipment or other property of Tenant. Tenant shall, at its sole expense, insure the value of its leasehold improvements, fixtures, equipment or other property located in the Premises, for the purpose of providing funds to Landlord to repair and restore the Premises to its substantially similar condition prior to occurrence of the damage. If there be any such alteration, fixtures or additions and Tenant does not assure or agree to assure payment of the cost or restoration or repair as aforesaid, Landlord shall have the right to determine the manner in which the Premises shall be restored so as to be substantially the same as the Premises existed prior to the damage occurring, as if such alterations, additions or fixtures had not been made or installed. The validity and effect of this Lease shall not be impaired in any way by, and Landlord shall have no liability as a result of, the failure of Landlord to complete repairs and restoration of the Premises or of the Building within two hundred ten (210) consecutive days after commencement of work, even if Landlord had in good faith notified Tenant that it estimated that the repair and restoration would be completed within such period, provided that Landlord proceeds diligently with such repair and restoration.

                 In the case of damage to the Premises not caused by the negligence or willful misconduct of the Tenant or any of its agents, employees or invitees, and which is of nature or extent that Tenant's continued occupancy is substantially impaired, the rent otherwise payable by Tenant hereunder shall be equitably abated or adjusted for the duration of such impairment as determined by Landlord. In no event, however, shall any damages be payable by Landlord to Tenant in respect of business interruption resulting from any fire or other casualty on the Premises or Building. Tenant shall be responsible to insure and/or repair all of Tenant's leasehold improvements and all equipment, fixtures and personal property located in the Premises.

         18.     HOLDING OVER.

                 Tenant shall, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Tenant holds over after the expiration or termination of this Lease, all of the other terms and provisions of this Lease shall be applicable during such period, except that Tenant shall pay Landlord from time to time upon demand, as partial damages for the period of any holdover, an amount equal to one hundred fifty percent (150%) of the Basic Rental in effect on the termination date, computed on a daily basis for each day of the holdover period. No holding over by Tenant shall operate to extend this Lease except as otherwise expressly provided in this Lease. The foregoing notwithstanding, Landlord, in addition to accepting the daily damages during the period of such holding over, shall be entitled to pursue all remedies at law or equity, including, without limitation, rights to ejectment and damages.

         19.     TAXES.

                 (a) During each calendar year or portion thereof included in the Lease Term, and any renewal thereof, Tenant shall pay to Landlord as additional rent, Tenant's Proportionate Share of Real Estate Taxes which exceed the Base Real Estate Taxes. Real Estate Taxes shall mean (i) all real estate taxes, including general and special assessments, if any, which are imposed upon Landlord or assessed against the Building and/or the Land during any calendar year, and (ii) any other present or future taxes or governmental charges that are imposed upon Landlord or assessed against the Building and/or the Land during any calendar year which are in the nature of, in addition to or in substitution for real estate taxes, including, without limitation, any license fees, tax measured by or imposed upon rents, or other tax or charge upon Landlord's business of leasing the Building, but shall not include any capital stock tax, excess profits tax, transfer tax, or federal, state or local corporate income tax. Real Estate Taxes shall also include all expenses incurred by Landlord in obtaining or attempting to obtain a reduction of Real Estate Taxes, including but not limited to, legal fees.

                 (b) Commencing on January 1, 1997, and on each January 1st thereafter, Landlord may deliver to Tenant a statement of Landlord's estimate of any increase in the annual Real Estate Taxes for the then current calendar year over the Base Estate Taxes and Tenant's percentage thereof, such statement to be delivered on or before April 1st of said calendar year, or as soon thereafter as possible. Within thirty (30) days after delivery of such statement (including any statement delivered after the expiration or termination of this Lease), Tenant shall pay to Landlord with each month's Basic Rental, as additional rent, one-twelfth (1/12) of Tenant's aforesaid percentage share of such estimated increase in the annual Real Estate Taxes, except that Tenant's first payment shall include the (1/12th) monthly shares for the months from January 1st through the month in which Landlord submitted the estimate of the increase in the annual Real Estate Taxes for the then current calendar year.

                 (c) Commencing on January 1, 1998, Landlord shall deliver to Tenant a statement (including therewith a copy of the Real Estate Tax Bill) showing the determination of the increase in the annual Real Estate Taxes for the preceding calendar year and Tenant's total percentage thereof, such statement to be delivered on or before April 1st of the then current calendar year, or as soon thereafter as reasonably practicable. If such statement shows that Tenant's payments, if any, of the estimated monthly increase in the annual Real Estate Taxes for said preceding calendar year exceeded Tenant's actual increases for said year, then Tenant may deduct such overpayment from its next payment or payments of monthly rent. If such statement shows that Tenant's percentage share of Landlord's actual increase in the annual Real Estate Taxes exceeded Tenant's payments, if any, of the estimated monthly increase in the annual Real Estate Taxes for said preceding calendar year, then Tenant shall pay the total amount due to Landlord, which amount shall constitute additional rent hereunder due and payable with the first monthly installment of rent due after delivery of said statement.

                 (d) In the event that the expiration date or other date of termination of this Lease is not December 31st, the increase to be paid by Tenant or any refund to which Tenant is entitled from Landlord for the calendar year in which the expiration date occurs shall be determined by multiplying the amount of Tenant's share thereof for the full calendar year by a fraction with the number of days during such calendar year prior to the expiration date as the numerator, and with 365 as the denominator. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to this Section to be performed after such termination.

                 (e) Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixture, placed by Tenant in the Premises, and if any such taxes for which Tenant is liable are in any way levied or assessed against Landlord, Tenant shall pay the Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder. Should Landlord receive a tax credit or abatement by virtue of its ownership of the Building, Operating Expenses and Tenant's Proportionate Share of Real Estate Taxes shall be adjusted to reflect the benefit of such credit or abatement.

         20.     EVENTS OF DEFAULT.

                 The occurrence of any of the following events shall be deemed to be an event of default ("Event of Default") by Tenant under this Lease:

                 (a) Tenant shall fail to pay when due any rental or other sums payable by Tenant hereunder (or under any other lease now or hereafter executed by Tenant in connection with space in the Building), and same is not cured within five (5) business days after Landlord's written notice thereof to Tenant.

                 (b) Tenant shall fail to comply with or observe any other provision of this Lease (or any other lease now or hereafter executed by Tenant in connection with space in the Building), and same is not cured within fifteen
(15) days after Landlord's written notice thereof to Tenant. Notwithstanding the foregoing, if (i) the default is of such a nature that fifteen (15) days is an unreasonably short period of time in which to cure the default; (ii) Tenant has commenced curing the default within the fifteen (15) day period; and (iii) Tenant is continuing to diligently pursue a cure of such default, then Tenant shall have an additional thirty (30) days in which to complete the cure of said default.

                 (c) Tenant abandons the Premises, or removes or attempts to remove Tenant's goods or property therefrom other than in the ordinary course of business or does not operate or hold the Premises open for business for more than 10 consecutive days or for more than 30 non-consecutive days during any three-month period, without regard to whether Tenant has paid to Landlord in full all rent and charges that may have become due.

                 (d) Tenant or any partner or guarantor of Tenant, as the case may be, shall apply for or consent to the appointment of a receiver, trustee or liquidator of itself or himself or any of its or his property, admit in writing its or his inability to pay its or his debts as they mature, make a general assignment for the benefit of creditors, be adjudicated a bankrupt, insolvent or file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it or him in any proceeding under any such law, or if action shall be taken by Tenant or any partner or guarantor of Tenant for the purposes of effecting any of the foregoing.

                 (e) Any court of competent jurisdiction shall enter an order, judgment or decree approving a petition seeking reorganization of Tenant or all or a substantial part of the assets of Tenant or any partner or guarantor of Tenant, or appointing a receiver, sequestrator, trustee or liquidator of Tenant or any partner or guarantor of Tenant or any of its or his property, and such order, judgment or decree shall continue unstayed and in effect for any period of at least thirty (30) days.

         21.     REMEDIES.

                 Upon the occurrence of any Event of Default specified in this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

                 (a) Distrain, collect or bring an action for such rent as may be in arrears, and request entry of judgment therefor as provided for in case of rent in arrears, or file a proof of claim in any bankruptcy or insolvency proceeding for such rent, or institute any other proceedings, whether similar or dissimilar to the foregoing, to enforce payment thereof.

                 (b) Declare due and payable and sue for and recover, all unpaid rent for the unexpired period of the Lease Term (and also all additional rent as the amounts thereof can be determined or reasonably estimated) as if by the terms of this Lease the same were payable in advance, together with all legal fees and other expenses by Landlord in connection with the enforcement of any of Landlord's rights and remedies hereunder.

                 (c) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord; and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for trespass or any claim for damages therefor, and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, including the loss of rental for the remainder of the Lease Term.

                 (d) Without termination of the Lease, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for trespass or any claim or damages therefor; and if Landlord so elects, relet the Premises on behalf of the Tenant on such terms as Landlord shall deem advisable and receive the rent therefor, and Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting for the remainder of the Lease Term.

                 (e) Without termination of the Lease, enter upon the Premises, by force if necessary, without being liable for trespass or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any-expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action.

                 (f) If Tenant fails to perform any covenant or observe any condition to be performed or observed by Tenant hereunder or acts in violation of any covenant or condition hereof, Landlord may, but shall not be required to on behalf of Tenant, perform such covenant and/or take such steps, including entering upon the Premises, as may be necessary or appropriate, if Landlord shall have given Tenant at least three (3) business days prior written notice of Landlord's intention to do so, unless an emergency situation exists, in which case Landlord shall have the right to proceed immediately and all costs and expenses incurred by Landlord in so doing, including reasonable legal fees, shall be paid by Tenant to Landlord upon demand, plus interest at the overdue interest rate set forth herein from the date of expenditure(s) by Landlord, as additional rent. Landlord's proceeding under the rights reserved to Landlord under this Section shall not in any way prejudice or waive any rights Landlord might otherwise have against Tenant by reason of Tenant's default.

                 (g) Exercise any other rights and remedies available to Landlord at law or in equity. No reentry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention be given to Tenant. Neither pursuit of any of the foregoing remedies provided nor any other remedies provided herein or by law shall constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Landlord's acceptance of rent following an Event of Default hereunder shall not be construed as Landlord's waiver of such Event of Default. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or Event of Default. The loss or damage that Landlord may suffer by reason of termination of this Lease or the deficiency from any reletting as provided for above shall include the expense of repossession and any repairs or remodeling undertaken by Landlord following possession. Should Landlord at any time terminate this Lease for any Event of Default, Tenant shall not be relieved of its liabilities and obligations hereunder and, in addition to any other remedy Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such Event of Default, including the cost of recovering the Premises and the loss of rental for the remainder of the Lease Term. Tenant's obligations and liabilities under this Lease shall also survive repossession and reletting of the Premises by

Landlord pursuant to the foregoing provisions of this Section 21. Notwithstanding anything to the contrary contained in this Section, in computing the amount due Landlord as a result of any Event of Default by Tenant, Tenant shall not be entitled to receive any credit, upon reletting by Landlord after Tenant's default, for any rent or other sums received by Landlord in excess of those for which Tenant is otherwise obligated herein.

                 (h) The abatement of Basic Rental, if any, and other concessions of the Landlord (which may include among other items: (i) brokerage fees; (ii) moving allowances; (iii) Tenant improvements; (iv) Lease assumptions; (v) unamortized portions of the buildout; and (vi) any other cash allowances or payments) are subject to the condition that, throughout the Lease Term, Tenant will perform and comply with all of the terms, covenants and conditions of this Lease to be performed or complied with by Tenant. If, after the occurrence of an Event of Default, Landlord terminates this Lease or reenters and takes possession of the Premises without such a termination, the abatement of Basic Rental and other Landlord concessions shall cease to apply and Tenant shall be obligated, within 10 days after demand, to pay to Landlord the Basic Rental abated and the value of all Landlord's concessions.
Landlord's right to recover the Basic Rental abated and the value of all Landlord's concessions shall be in addition to any other remedies available to Landlord as a result of such termination or reentry.

                 (i) All rights and remedies of Landlord and Tenant herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law.

                 (j) In addition to any other rights and remedies provided in this Lease, and with or without terminating this Lease, Landlord may with force of law, re-enter, terminate Tenant's right of possession and take possession of the Premises, the provision of this Section 21 operating as a notice to quit, any other notice to quit or of Landlord's intention to re-enter the Premises being hereby expressly waived.

                 (k) Notwithstanding any of the provisions of this Section 21, Landlord shall not seize any legally confidential information of Tenant, of any of Tenant's licensees or of the United States Government.

         22.     SURRENDER OF PREMISES.

                 No act done and no failure to act by Landlord or its agents during the term hereby granted shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same be made in writing and signed by Landlord.

         23.     ATTORNEYS' FEES.

                 In case it should be necessary or proper for Landlord to bring any action under this Lease concerning a default of Tenant hereunder, irrespective of whether such default is later cured, then Tenant shall pay any and all reasonable attorney's fees, court costs and expenses of Landlord incurred in connection with such enforcement.

         24.     INTENTIONALLY OMITTED.

         25.     MECHANICS' LIENS.

                 Tenant shall not permit any mechanical lien or other liens to be placed upon the Premises or the Building or improvements thereon during the Lease Term, caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Tenant. In the case of the filing of any such lien Tenant will promptly, and in any event within thirty
(30) days after the filing thereof, satisfy or release such lien by means of payment thereof, bonding Landlord against any loss occasioned thereby (in which case Tenant shall have the right in due diligence to contest and dispute such lien so long as such bond remains in place), or take such other action as may be otherwise acceptable to Landlord.

         26.     WAIVER-OF SUBROGATION; INSURANCE.

                 (a) Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property, but only to the extent that such loss or damage is covered by the greater of any insurance then in force or required to be carried hereunder, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that such release shall be applicable and in force and effect only with respect to any loss or damage occurring during such time as the policy or policies of insurance covering said lose shall contain a clause or endorsement to the effect that this release shall not adversely affect or impair said insurance or prejudice the right of the insured to recover thereunder.

                 (b) Tenant shall maintain throughout the Lease Term, at Tenant's sole cost and expense, insurance against loss or liability in connection with bodily injury, death, property damage and destruction, in or upon the Premises or the remainder of the Land, and arising out of the use of all or any portion of the same by Tenant or its agents, employees, officers, invitees, visitors and guests, under policies of comprehensive general public liability insurance having such limits as to each as may be reasonably required by Landlord from time to time, but in any event of not less than One Million Dollars ($1,000,000) per occurrence for death or injury and One Million Dollars ($1,000,000) per occurrence for property damage or destruction and personal injury. Such policies shall name Landlord and Tenant, (and, at Landlord's or such mortgagee's or paramount lessor's or installment seller's request) any mortgagee of all or any portion of the Buildings and any landlord of, or installment seller to, Landlord as additional insured parties, shall provide that they shall not be modified or cancelled without at least thirty (30) days, prior written notice to Landlord and any other party designated as aforesaid and shall be issued by insurers of recognized responsibility licensed to do business in the jurisdiction in which the Building is located and acceptable to Landlord. Copies of all such policies certified by the insurers to be true and complete shall be supplied to Landlord and such mortgagees, paramount lessors and installment sellers at all times.

                 (c) Landlord shall maintain throughout the Lease Term insurance coverage in such amounts as are carried by owners of other comparable office buildings in the same general area of the Building, including, without limitation, comprehensive general liability insurance and insurance on the Building and the structural improvements therein.

         27.     INTENTIONALLY OMITTED.

         28.     BROKERAGE.

                 Tenant warrants that it has had no dealings with any broker or agent other than Compass Management and Leasing, Inc. and The Carey Winston Company in connection with the negotiation or execution of this Lease, and Tenant agrees to indemnify Landlord against all costs, expenses, attorneys' fees or other liability for commissions or other compensation or charges claimed by any other broker or agent claiming the same by, through or under Tenant.

         29.     ESTOPPEL CERTIFICATES.

                 Tenant shall from time to time, within ten (10) days after Landlord shall have requested the same of Tenant, execute, acknowledge and deliver to Landlord a written instrument in recordable form and otherwise in such form as required by Landlord (i) certifying that this Lease is in full force and effect and has not been modified, supplemented or amended in any way (or, if there have been modifications, supplements or amendments thereto, that it is in full force and effect as modified, supplemented or amended and stating such modifications, supplements and amendments); and (ii) stating any other fact or certifying any other condition reasonably requested by Landlord or requested by any mortgagee or prospective mortgagee or purchaser of the Property or of any Interest therein. In the event that Tenant shall fail to return a fully executed copy of such certificate to Landlord within the foregoing ten (10) day period, then Tenant shall be deemed to have approved and confirmed all of the terms, certifications and representations contained in such certificate, and Tenant irrevocably authorizes and appoints Landlord as its attorney-in-fact to execute such certificate on behalf of Tenant.

         30.     NOTICES.

                 Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

                 (a) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address for Landlord set forth below or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent or other amounts have been actually received by Landlord.

                 (b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

                 (c) With the exception of subsection (a) above, any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered (i) when delivered personally or (ii) whether actually received or not, when deposited in the United States Mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have previously specified by written notice delivered in accordance herewith.

                 If to Landlord, at:

                 Compass Management and Leasing, Inc.
                 1595 Spring Hill Road, Suite 110
                 Vienna, Virginia 22182

                 If to Tenant, at:

                 The Premises.

If and when included within the term "Landlord", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such notice specifying some individual at the specific address for the receipt of notices and payments to Landlord; if and when included within the term Tenant, as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such notice specifying some individual at some specific address within the continental United States for the receipt of notices and payment to Tenant. All parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

         31.     FORCE MAJEURE.

                 Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant or whenever Landlord or Tenant is otherwise obligated to perform hereunder, neither Landlord nor Tenant shall be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays or failures to perform due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of that party; provided, however, that the failure to pay any rent or additional rent hereunder, for any reason, shall not be considered to be beyond the reasonable control of Tenant.

         32.     SEVERABILITY.

                 If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Lease Term, then and in that event, the remainder of this Lease shall not be affected thereby.

         33.     AMENDMENTS; WAIVER; BINDING EFFECT.

                 The provisions of this Lease may not be waived, altered, changed or amended, except by instrument in writing signed by both parties hereto, and such instrument may be subject to the approval of any mortgagees, and ground lessors of record. The acceptance of Basic Rental, additional rent or other payments by Landlord, or the endorsement or statement on any check, any letter accompanying any check or other tender of Basic Rental, additional rent or other payment shall not be deemed an accord and satisfaction or a waiver of any obligation of Tenant, regardless of whether Landlord had knowledge of any breach of such obligation. The terms and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.

         34.     QUIET ENJOYMENT.

                 Provided Tenant has performed all of the terms and conditions of this Lease, including the payment of rent, to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Lease Term, without hindrance from Landlord or others claiming through Landlord, subject to the terms and conditions of this Lease and to all mortgages, ground leases and other encumbrances to which this Lease is subject and subordinate.

         35.     LIABILITY OF TENANT.

                 If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever, including without limitation any extensions or renewals hereof, any amendments hereto, any waivers hereof or failure to give such guarantor any notices hereunder.

         36.     LANDLORD LIABILITY.

                 The liability of Landlord and all officers, employees, shareholders, venturers or partners (general or limited) of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be non-recourse and limited to the interest of Landlord in the Building, and Landlord or any officer, employee, shareholder, venturer or partner (general or limited) of Landlord shall have the right to sell or transfer all or any portion of the Land or the Building to any third party, and upon any such sale or other transfer of all of the Building or the Land, and the corresponding assignment of this Lease, the previous Landlord shall have no further liability or obligation to Tenant hereunder or otherwise.

         37.     CERTAIN RIGHTS RESERVED BY LANDLORD.

                 Landlord shall have the following rights, exercisable without notice, except as provided herein, and without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim or setoff or abatement of rent or affecting any of Tenant's obligations hereunder:

                 (a) To change the name by which the Building is designated upon four (4) months written notice to Tenant.

                 (b) To decorate and to make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entry ways, public space and corridors in the Building, to interrupt or temporarily suspend Building services and facilities and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other public parts of the Building, so long as the Premises are reasonably accessible.

                 (c) To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein.

                 (d) To take all such reasonable measures as Landlord may deem advisable for the security of the Building and its occupants, including without limitation, the search of all persons entering or leaving the Building, the evacuation of the Building for cause, suspected cause, or for drill purposes, the temporary denial of access to the Building, and the closing of the Building after normal business hours and on Saturdays, Sundays and holidays; subject, however, to Tenant's right to admittance when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time which may include, by way of example but not of limitation, that person entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building.

         Notwithstanding the foregoing, Landlord agrees to use reasonable efforts while exercising the above rights, not to materially interfere with the operation of Tenant's business.

         38.     FINANCIAL STATEMENTS.

                 Tenant agrees to provide to Landlord within 14 days of request by Landlord but no more than once per year, the most recent audited annual financial statements of Tenant, including balance sheets, income statements, and financial notes ("Statements"). Tenant consents that Landlord may release the Statements to Landlord's subsidiaries, affiliates, lenders, advisors, joint venture partners, or potential purchasers of the property for the purposes of evaluating Tenant's financial condition with respect to performance under the Lease. Landlord agrees to keep the Statements confidential and to not release the Statements to third parties except as set forth herein. Landlord further agrees to make reasonable efforts to obtain a confidentiality agreement from independent third parties reviewing the Statements.

         39.     NOTICE TO LENDER.

                 If the Premises or the Building or any part thereof are at any time subject to a mortgage or a deed of trust or other similar instrument and the Lease or the rentals are assigned to such mortgagee, trustee or beneficiary and the Tenant is given written notice thereof, including the post office address of such assignee, then Tenant shall not terminate this Lease or abate rentals for any default on the part of Landlord without first giving written notice by certified or registered mail, return receipt requested, to such mortgagee, trustee, beneficiary and assignee, specifying the default in reasonable detail, and affording such mortgagee, trustee, beneficiary and assignee a reasonable opportunity to make performance, at its election, for and on behalf of the Landlord.

         40.     MISCELLANEOUS.

                 (a) Any approval by Landlord and Landlord's architects and/or engineers of any of Tenant's drawings, plans and specifications which are prepared in connection with any construction of improvements in the Premises shall not in any way be construed or operate to bind Landlord or to constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, or any use, purpose, or condition, but such approval shall merely be the consent of Landlord as may be required hereunder in connection with Tenant's construction of improvements in the Premises in accordance with such drawings, plans and specifications.

                 (b) Each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement.

                 (c) Neither Landlord nor Landlord's agents or brokers have made any representations or promises with respect to the Premises, the Building or the Land except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.

                 (d) Time is of the essence as to all provisions of this Lease applicable to Tenant's obligations hereunder.

                 (e) The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect thereto unless and until Landlord shall, or shall cause its managing agent to, execute a copy of this Lease and deliver the same to Tenant.

                 (f) The terms of this Lease shall be construed in accordance with the laws of the jurisdiction in which the Building is located.

         41.     ADDITIONAL RENT.

                 The Tenant shall pay as additional rent any money required to be paid pursuant to the provisions of this Lease whether or not the same be designated "additional rent". If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless, if not paid when due, be collectable as additional rent with the next installment of rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of the Landlord.

         42.     ENTIRE AGREEMENT.

                 The Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the rent, use and occupancy of Premises and Tenant's use of the Building and other matters set forth in this Lease. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant.

         43.     LEGAL PROCEEDINGS.

                 Landlord and Tenant hereby waive the right to a jury trial in any action, proceeding or counterclaim between Tenant and Landlord or their successors arising out of this Lease or Tenant's occupancy of the Premises or Tenant's right to occupy the same.

         44.     LAWS AND REGULATIONS.

                 Tenant agrees at Tenant's expense to comply with all applicable laws, ordinances, rules, and regulations, whether now in effect or hereafter enacted or promulgated, of any governmental entity or agency having jurisdiction of the Premises.

         45.     AMERICANS WITH DISABILITIES ACT ("ADA").

                 (a) Tenant hereby represents that it is not a public accommodation, as defined in the ADA.

                 (b) The Landlord shall take whatever steps are necessary to cause the common areas of the building to meet the requirements of Title III of the ADA.

                 (c) Except for the initial buildout of the Premises, which shall be Landlord's responsibility, Tenant at its sole cost and expense shall be solely responsible for taking any and all measures which are required to comply with the requirements of Title I and/or Title III of the ADA within the Premises and, if the measures required outside of the Premises are attributable to Tenant's alterations to the Premises, outside of the Premises as well. Any Alterations to the Premises made by Tenant for the purpose of complying with the ADA or which otherwise require compliance with the ADA shall be done in accordance with this Lease; provided, however, that Landlord's consent to such Alterations shall not constitute either Landlord's assumption, in whole or in part, of Tenant's representation or confirmation by Landlord that such Alterations comply with the provisions of the ADA.

                 (d) Tenant shall indemnify the Landlord for all claims, damages, judgments, penalties, fines, administrative proceedings, costs, expenses and liability arising from Tenant's failure to comply with any of the requirements of Title I and/or Title III of the ADA within the Premises.

                 (e) Landlord shall indemnify the Tenant for all claims, damages, judgments, penalties, fines, administrative proceedings, cost, expenses and liability arising from Landlord's failure to comply with Title III of the ADA within the common areas.

         46.     ENVIRONMENTAL PROTECTIONS.

                 (a) Notwithstanding the generality of Section 9 above, Tenant shall conduct all activity in compliance with all federal, state, and local laws, statutes, ordinances, rules, regulations, orders and requirements of common law concerning protection of the environment or human health ("Environmental Laws"). Tenant shall also cause its subtenants (if subtenants are permitted by this Lease or are hereafter approved by Landlord), licensees, invitees, agents, contractors, subcontractors and employees to comply with all Environmental Laws. Tenant and its permitted subtenants, licensees, invitees, agents, contractors, and subcontractors shall obtain, maintain, and comply with all necessary environmental permits, approvals, registrations and licenses.

                 In addition to and not in limitation of the foregoing, Tenant, its permitted subtenants, licensees, invitees, agents, contractors, subcontractors and employees shall not generate, refine, produce, transfer, process or transport Hazardous Materials on, above, beneath or near the Premises, the Building or the Land. As used herein, the term "Hazardous Materials" shall include, without limitation, all of the following: (1) hazardous substances, as such term is defined in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.
Section 9601 (14), as amended by the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499, 100 Stat. 1613 (Oct. 17, 1986) ("SARA"); (2)
regulated substances, within the meaning of Title I of the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6991-6991(i), as amended by SARA; (3) any element, compound or material which can pose a threat to the public health or the environment when released into the environment; (4) hazardous waste as defined in the Virginia Waste Management Act, Title 10.1, Chapter 14 of the Code of Virginia; (5) petroleum and petroleum byproducts; (6) an object or material which is contaminated with any of the foregoing; (7) any other substance designated by any of the Environmental Laws or a federal, state or local agency as detrimental to public health, safety and the environment. Tenant shall be permitted to store reasonable quantities of cleaning and office supplies; provided, however, that such supplies are not Hazardous Materials.

                 (b) Tenant shall protect, indemnify and save Landlord harmless from and against any and all liability, loss, damage, cost or expense (including reasonable attorneys' fees) that Landlord may suffer or incur as a result of any claims, demands, damages, losses, liabilities, costs, charges, suits, orders, judgments or adjudications asserted, assessed, filed, or entered against Landlord or any of the Building or the Land, by any third party, including, without limitation, any governmental authority, arising from Tenant's breach of Environmental Laws or otherwise arising from the alleged generation, refining, production, storage, handling, use, transfer, processing, transportation, release, spillage, pumping, pouring, emission, emptying, dumping, discharge or escape of Hazardous Materials by Tenant, its agents, employees or invitees, on, from or affecting the Premises, the Building or the Land, including, without limitation, liability for costs and expenses of abatement, correction, clean-up or other remedy, fines, damages, response (including death) and property damage.

                 (c) Tenant, its permitted subtenants, licensees, invitees, agents, contractors, subcontractors and employees shall not release, spill, pump, pour, emit, empty, dump or otherwise discharge or allow to escape Hazardous Materials onto the Land or Building, and Tenant shall take all action necessary to remedy the results of any such release, spillage, pumping, pouring, emission, emptying, dumping, discharge, or escape.

                 (d) Tenant shall within 48 hours of receipt deliver to Landlord copies of any written communication relating to the Building or the Land between Tenant and any governmental agency or instrumentality concerning or relating to Environmental Laws.

                 (e) Tenant's obligations under this Section shall survive the termination or other expiration of this Lease.

                 (f) Landlord warrants that, to its actual knowledge as of the execution date of this Lease, no asbestos or Hazardous Materials are present in the Premises.

         47.     PARKING.

                 Tenant, its permitted subtenants, licensees, invitees, agents, contractors, subcontractors and employees shall not use parking spaces on the Land or Building in excess of that number set out on the attached Data Sheet, which shall be provided to Tenant at no cost and which has been reasonably determined by Landlord to be Tenant's proportionate share of the total parking spaces available on the Building and Land. Notwithstanding anything contained herein, if any governmental regulation or ordinance is enacted or amended after the effective date of this Lease so as to allow or require a modification in Tenant's number of parking spaces, Landlord reserves the right to make such modification without modifying in any way the rent due hereunder or any other obligations of Tenant.

         48.     TENANT ACCESS.

                 Subject to Landlord's reasonable regulations, Tenant shall have access to the Premises 24 hours per day, 365 days per year, except in the case of an emergency or when the Building may be closed by governmental authorities. Landlord shall provide Tenant with a restricted entry access system for afterhours access to the Building.

         49.     THE NEW PREMISES.

                 Upon Substantial Completion of the improvements to be constructed by Landlord in accordance with the Space Plan referenced as EXHIBIT F, Tenant shall lease from Landlord an additional 1,955 rentable square feet of space in the Building, the outline of which is included on EXHIBIT A (the "New Premises"). Tenant shall lease the New Premises from Landlord on the following terms and conditions:

                 (a) Tenant shall pay Landlord as Basic Rental for the New Premises at a rate of $19.75 per rentable square foot per year, with the initial monthly installment being $3,217.60, such amount to be paid in addition to the Basic Rental otherwise paid to Landlord for the Premises;

                 (b) The Basic Rental for the New Premises shall be increased annually, effective on each anniversary of Substantial Completion of the New Premises, by an amount equal to three percent (3%) of the escalated Basic Rental then in effect for the New Premises, payable as follows:

            Year          Annual Rental    Monthly Rental
            ----          -------------    --------------
         11/96-11/97      $38,611.25       $3,217.60
         11/97-11/98      $39,769.59       $3,314.13
         11/98-11/99      $40,962.65       $3,413.56
         11/99-11/00      $42,191.56       $3,515.96
         11/00-           $43,457.30       $3,621.44

                 (c) Landlord shall construct improvements to the New Premises in accordance with the Space Plan for the New Premises, a copy of which is attached hereto as EXHIBIT F, and in accordance with the provisions of
Section 7. Notwithstanding the foregoing, Landlord shall contribute up to $19,750.00 (the "Tenant Allowance") towards the completion of the buildout of the New Premises, which Tenant Allowance shall include the cost of preparation of the Space Plan and the Tenant Plans. Any costs in excess of the Tenant Allowance shall be paid solely by Tenant and shall be considered additional rent under the terms of the Lease.

                 (d) Upon Substantial Completion of the New Premises, Tenant's Proportionate Share of Basic Cost shall be increased to 2.83%, with all Excess (as defined in Section 8) being paid by Tenant to Landlord as additional rent in accordance with the provisions of Section 8.

                 (e) Except where inconsistent with the terms of this Section, all other terms of the Lease shall apply to the New Premises, including the Lease termination date.

         50.     FIRST RIGHT OF OFFER.

                 After the Commencement Date, Tenant shall have a one-time first right to lease space contiguous to the Premises and the New Premises (the "Additional Space") in the Building, provided:

                 (a) This right of first offer is subordinate to the rights of (i) the current tenant in the Additional Space to renew, extend or otherwise negotiate a new lease for the Additional Space; (ii) all future tenants in such space, to renew or extend their leases; and (iii) existing tenants to the Additional Space as of the date of execution of this Lease;

                 (b) Tenant is not in default under this Lease, either at the time the Additional Space becomes available or at the time Tenant is to take occupancy of the Additional Space;

                 (c) Landlord has made a good faith determination that Tenant remains creditworthy;

                 (d)   Tenant must lease all of the Additional Space offered;

                 (e) Tenant exercises its option as provided in this Section by delivering to Landlord written notice of its intention within three (3) business days after Landlord has notified Tenant that the Additional Space is available;

                 (f) All terms of the lease of the Additional Space shall be upon those terms and conditions as are negotiated in good faith between the parties; and

                 (g) Tenant executes an addendum or a new lease for the Additional Space within twenty (20) days after Landlord's receipt of Tenant's notice to lease the Additional Space; and

                 If Tenant fails to comply with each of the above conditions within the time specified, then this right of first offer will lapse and be of no further force and effect, and Landlord shall have the right to lease all or any part of the Additional Space to a third party under the same or any other terms and conditions, whether or not such terms and conditions are more or less favorable than those offered to Tenant. This right of first offer to lease the Additional Space is personal to Tenant and is non-transferrable.

         51.     EXHIBITS.

                       (i)   Exhibit A - Outline of Premises
                      (ii)   Exhibit B - Tenant Acceptance Letter
                     (iii)   Exhibit C - Rules and Regulations
                      (iv)   Exhibit D - Building Standard Materials
                       (v)   Exhibit E - Tenant Space Plan
                      (vi)   Exhibit F - Space Plan for New Premises

                 IN WITNESS WHEREOF, the parties hereto have executed this Lease and affixed their seals as of the date first above written.

                                           TENANT:

WITNESS/ATTEST:                            SPACEHAB, INC.


/s/ WILLIAM MURRAY                         By: /s/ NELDA WILBANKS [SEAL]
- --------------------                           -------------------
                                           Name:  Nelda Wilbanks
                                           Title: Secretary


                                           LANDLORD:

                                           THE EQUITABLE LIFE ASSURANCE
WITNESS/ATTEST:                            SOCIETY OF THE UNITED STATES

    [SIG]
- ---------------------                      By: /s/ R. PAUL MEHLMAN  [SEAL]
                                               ---------------------
                                           Name:  R. PAUL MEHLMAN
                                           Title: INVESTMENT OFFICER

                                  [FLOOR PLAN]


                              LEASE ATTACHMENT 'A'

The Equitable Life Assurance Society of the United States
c/o Compass Management and Leasing, Inc.
1595 Spring Hill Road
Suite 110
Vienna, Virginia 22182


         The undersigned, by the execution of this letter, hereby confirms that the Commencement Date of the Lease Term of that certain lease agreement (the "Lease Agreement") by and between Concourse Associates Limited Partnership (the "Landlord") and the undersigned (the "Tenant") is ______________________, 1996, and Tenant hereby accepts delivery of the Premises and recognizes that the Landlord has fulfilled all obligations regarding the delivery of the Premises subject to any "punch list" items in the Tenant Plans which may not have been completed. All capitalized terms not defined herein shall have the meanings assigned to them in the Lease Agreement.

         ACCEPTED AND AGREED to this __ day of _____________________________,
1996.

                                           TENANT:

                                           SPACEHAB, INC.



                                           By:
                                               -------------------------
                                           Title:
                                                  ----------------------









                                   EXHIBIT B

                                                                       EXHIBIT C

                                 THE CONCOURSE

                         BUILDING RULES AND REGULATIONS


                 1. The sidewalks, entries, passages, court corridors, stairways and elevators shall not be obstructed by any of the Tenants, their employees or agents, or used by them for purposes other than ingress and egress to and from their respective suites.

                 All safes or other heavy articles shall be carried up or into the premises only at such times and in such manner as shall be prescribed by the Landlord and the Landlord shall in all cases have the right to specify the proper weight and position of any such safe or other heavy article prior to its being brought into the Building by Tenant. Any damage done to the Building by taking in or removing any such equipment or from overloading any floor in any way shall be paid by Tenant. Defacing or injuring in any way any part of the Building by the Tenant, his agents or employees, shall be paid for by the Tenant.

                 2. Tenant shall refer all contractors, contractors' representative and installation technicians rendering any service to the premises for Tenant to Landlord for Landlord's approval and supervision before performance of any contractual service. This provision shall apply to all installations and improvements performed in the Building of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. Such approval, if given, shall in no way make Landlord or Owner, a party to any contract between Tenant and any such contractor, and Landlord and Owner shall have no liability therefor.

                 3. No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the said Building unless of such color, size and style and in such place upon in said Building as shall first be designated by Landlord; there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of said Building. Signs on doors will be arranged for the Tenant by a sign company approved by the Landlord, the cost of the signage to be paid by the Tenant unless the Building Standard signage listed in Exhibit C is chosen. A directory, in a conspicuous place, with the names of the Tenants, will be provided by Landlord; any necessary revision in this will be made by Landlord within a reasonable time after notice from the Tenant of the error or change making the revision necessary. No furniture shall be placed in front of the Building or in any lobby or corridors without written consent of Landlord. Landlord shall have the right to remove all other signs and furniture, without notice to Tenant at the expense of Tenant.

                 4. Tenant shall have the non-exclusive use in common with the Landlord, other tenants, their guests and invitees, of the automobile parking areas, driveways and footways, subject to rules and regulations for the use thereof as prescribed from time to time by Landlord. Landlord shall have the right to designate parking areas for the use of the building tenants and their employees, and the tenants and their employees shall not park in parking areas not so designated, specifically including driveways, fire lanes, loading/unloading areas, walkways and building entrances. Tenant agrees that upon written notice from Landlord, it will furnish to Landlord, within five (5) days from receipt of such notice, the state automobile license numbers assigned to the automobiles of the Tenant and its employees. Owner and Landlord shall not be liable for any vehicle of the Tenant or its employees that the Landlord shall have towed from the premises when illegally or improperly parked. Owner and Landlord will not be liable for damage to vehicles in the parking areas or for theft of vehicles, personal property from vehicles, or equipment of vehicles, except in the case of willful misconduct or gross negligence on the part of Owner or Landlord.

                 5. Tenant shall have the non-exclusive use in common with the Landlord, other tenants, and others approved by Landlord, of the use of the Building's common areas, recreational areas, conference center, and designated exterior ground areas. Tenant shall abide by any and all rules, regulations, restrictions, requirements and procedures Landlord has imposed or may impose in the future for use of these areas. Failure to abide by these rules by Tenant, Tenant's employees, Tenant's visitors, and Tenant's guests may result in Tenant's forfeiture of Tenant's use of these facilities and will be a default under the terms of the Lease Agreement.

                 6. No Tenant shall do or permit anything to be done in said premises, or bring or keep anything therein, which will in any way increase the rate of fire insurance on said Building, or on property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them or conflict with the laws relating to fire, or with any regulation of the fire department, or with any insurance policy upon said

Building or any part thereof, or conflict with any rules and ordinances of the local Board of Health or any governing bodies.

                 7. The janitor of the Building may at all times keep a pass key to non-restricted areas and he and other agents of the Landlord shall at scheduled times be allowed admittance to said Demised Premises.

                 8. No additional locks shall be placed upon any doors without the written consent of the Landlord. All keys to the Demised Premises and Building security card keys shall be furnished by Landlord at the rate of
1.75 keys per 1000 rentable square feet leased. Additional keys or Building Security Card Keys will be furnished at Tenant's cost. Upon termination of this Lease, all keys and Building Security Card Keys shall be surrendered, and the Tenant shall then give the Landlord or his agents explanation of the combination of all locks upon the doors of vaults.

                 9. No windows or other openings that reflect or admit light into the corridors or passageways, or to any other place in said Building, shall be covered or obstructed by any of the Tenants with the exception of Building Approved drapery or venetian blind installations.

                 10. No person shall disturb the occupants of the Building by the use of any musical instruments, the making of unseemly noises or odors, or any unreasonable use. No dogs or other animals or pets of any kind will be allowed in the Building.

                 11. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse, or the defacing or injury of any part of the Building, shall be borne by the person who shall occasion it.

                 12. No bicycles or similar vehicles will be allowed in the Building.

                 13. Nothing shall be thrown out the windows of the Building or down the stairways or other passages.

                 14. Tenant shall not be permitted to use or to keep in the Building any kerosene, camphene, burning fluid or other illuminating materials.

                 15. If any tenant desires, at his cost, telegraphic, telephonic or other electric connections, Landlord or its agents will direct the electricians as to where and how the wires may be introduced, and without such directions, no boring or cutting for wires will be permitted.

                 16. If Tenant desires, at his cost, shades, draperies, or awnings they must be of such shape, color, materials and make as shall be prescribed by Landlord. Any outside awning proposed may be prohibited by Landlord. Landlord or its agents shall have the right to enter the premises to examine the same or to make such repairs, alterations or additions as Landlord shall deem necessary for the safety, preservation or improvement of the Building; and the Landlord or its agents may show said premises at scheduled times and may place on the windows or doors thereof, or upon the bulletin board, a notice "For Rent" for one month prior to the expiration of the Lease.

                 17. No portion of the Building shall be used for the purpose of lodging rooms or for any immoral or unlawful purposes.

                 18. All glass, locks and trimmings in or about the doors and windows and all electric fixtures belonging to the Building shall be kept whole, and whenever broken by Tenant shall be immediately replaced or repaired and put in order at Tenant's expense under the direction and to the satisfaction of Landlord, and on removal shall be left whole and in good order.

                 19. Landlord reserves the right at any time to temporarily take one elevator out of service to Tenants for exclusive use by the Building Management in servicing the Building.

                                   EXHIBIT D

                                 THE CONCOURSE

                          BUILDING STANDARD MATERIALS


NOTE: References made herein to ratios of certain improvements "per square foot," shall be interpreted as meaning "per square foot of rentable area."

         LANDLORD SHALL PROVIDE TO THE PREMISES THE FOLLOWING:

         A. FLOORING: Carpet to Building Standards or Building Standard tile.

         B.      BLINDS:  To Building Standards (horizontal mini-blinds).

         C. OFFICE PARTITIONS: Landlord will provide the Premises with eight foot (8') high Building Standard partitions to a maximum of one (1) linear foot of partition per each twelve (12) square feet of space. Partitioning will be constructed of 2-1/2 inch steel studs, 24 inches on center; 1/2 inch sheet rock on each side, taped, spackled and painted with two coats of paint. All Building Standard partitions shall be insulated.

         D. INTERIOR DOORS: To a maximum of one door per each two hundred fifty (250) square feet of space, to be equipped with Building Standard hardware and finish. Building Standard interior oak doors shall be 7'0" x 3'0" with a solid core.

         E. SUITE ENTRY DOORS: One suite entry door is provided for each five thousand (5,000) square feet of space, to be equipped with Building Standard hardware and finish. Building Standard suite entry doors are oak, full height, 7'10" x 3'0" with a solid core. Hardware for suite door shall include mortise lock with lever handle, door close and ball bearing hinges.

         F. CEILINGS: Building Standard 2' x 2' tegular acoustical tile in suspended grid.

         G. LIGHTING: Fluorescent parabolic light fixtures to a maximum of one fixture per eighty (80) square feet of space.

         H. LIGHT SWITCHES: Building Standard single-pole, single-throw to a maximum of one (1) switch for each 200 square feet.

         I. ELECTRICAL POWER FACILITIES: Power outlets (standard duplex convenience receptacles) to a maximum ratio of one outlet per one hundred fifty (150) square feet will be mounted on partitions as may be appropriate. Dedicated circuits will be provided at Tenant's expense.

         J. TELEPHONE FACILITIES: Standard unwired telephone outlets, suitable for standard telephone instruments, to a maximum of one (1) outlet per two hundred (200) square feet will be mounted on partitions as may be appropriate. Conduit can be provided by Landlord at Tenant's expense.

         K. SPRINKLER HEADS: Landlord will provide a sprinkler fire protection system in the Building including a maximum of one
                 (1) sprinkler head per one hundred fifty (150) square feet. Additional sprinkler heads and relocations or additions to sprinkler heads due to Tenant change orders made subsequent to the release of the construction drawings shall be provided by Landlord at Tenant's expense.

         L.      WALL FINISH:  Painted to Building Standard.

         M.      SIGNAGE:  Building Standard door sign.

         N. ARCHITECTURAL SERVICES: Consultation with Landlord's architect and preparation of Tenant's plans for all Building Standard items at Landlord's expense.

         O. GENERAL: All of the items and finishes above listed in this "Building Standard Materials" sheet to be supplied by Landlord will be to the Building Standard specifications, color and quality; no credits will be allowed for any unused portion thereof. Designs of the basic building risers for the mechanical and electrical systems is such that Tenant's requirements for additional power, additional lighting, and various mechanical facilities can be made available at Tenant's expense prior to construction by arrangement with Landlord. The costs of modifications and changes from Building Standard for any item shall include the cost of architectural and engineering design. Any contractors and/or subcontractors engaged by Tenant shall comply with all REASONABLE regulations established by Landlord and General Contractor to promote safety and quality of construction and such contractors shall coordinate their efforts to ensure timely completion of all work. All design, construction and installation shall conform to the requirements of applicable Building, Plumbing and Electrical Codes and the requirements of any authority having jurisdiction over or with respect to such work.

                 For purposes of measuring Tenant's linear footage of partitioning, exterior building walls will not be included. Demising partitioning separating adjacent tenants will be calculated at fifty percent of the total amount. Tenant's portion of corridor partitioning excluding interior core walls (i.e., elevator shafts, electric and telephone closets and restroom facilities), will be included in total linear footage measurement.

         P. If Landlord shall be unable to give possession of the Premises on the date of commencement of the term hereof as a result of the delivery and/or construction of any non-related tenant special items, any delay in completing the Premises shall not in any manner affect the commencement date of this Lease or the Tenant's liability for the payment of rent from such commencement date, and under such circumstances Landlord agrees to make the Premises ready for Tenant's occupancy as soon as delivery and construction conditions within the Landlord's control will allow.